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                                                                    EXHIBIT 23.1










INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59636, 333-41348, and 333-41288) and Form S-3 (Nos.
333-37994, 333-65152, 333-69578 and 333-86606) of Janus Capital Group Inc. of
our report dated March 9, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the implementation of Statement of Financial Accounting Standards No. 142 as discussed in Notes 2 and
8), appearing in this Annual Report on Form 10-K of Janus Capital Group Inc. for the year ended December 31, 2003.




/s/ Deloitte & Touche LLP

March 12, 2004